UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 20, 2007

                                COLUMBIA BANCORP
             (Exact name of registrant as specified in its charter)

           Oregon                     0-27938                   93-1193156
           -------                    -------                   ----------
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)            Identification No.)

                        401 East Third Street, Suite 200,
                            The Dalles, Oregon 97058
                    (Address of principal executive offices)

                                 (541) 298-6649
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR ] 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02         Compensatory Arrangements of Certain Officers.

      In September 2006, Columbia River Bank (the "CRB") an wholly-owned subsidiary of Columbia Bancorp ("Columbia"), purchased the home of Greg B. Spear, Executive Vice President, Chief Financial Officer of Columbia and CRB, as part of a moving package approved by the Board of Directors in connection with Mr. Spear's move to Vancouver, Washington. CRB paid $612,000 for the home in September 2006 and sold the home in August 2007. The purchase and subsequent sale of Mr. Spear's home had total incremental costs to CRB of $103,685, which includes, among other things, maintenance costs, realtor's fees, closing costs and property taxes. The registrant will include the incremental costs of Mr. Spear's total compensation in its Annual Report on Form 10-K for the fiscal year ending December 31, 2007 (or by incorporation by reference therein).


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  August 20, 2007                /s/ Roger L. Christensen
                                       ------------------------
                                       Roger L. Christensen, Chief Executive
                                       Officer - Columbia River Bank; President
                                       and Chief Executive Officer - Columbia
                                       Bancorp